ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20110191208-85
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/15/2011 10:21 AM
	Entity Number E0143992011-6

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Armeau Brands Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: National Registered Agents, Inc. of NV (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 200,000,000 shares; Par value per share: $ 0.001; Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Arto Tavukciyan (Name) 1415 Ottawa Avenue (Street Address), West Vancouver (City), BC (State), V7T 2H6 (Zip Code) 2) (Name) Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Arto Tavukciyan (Name) X [signature] Incorporator Signature 1415 Ottawa Avenue (Address), West Vancouver (City), BC (State), V7T 2H6 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date 3-15-11 LORI STUHMAN, ASST. SEC.

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09